EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the following registration statement pertaining to the Harris Corporation Retirement Plan of our report dated November 12, 2009 with respect to the financial statements and supplemental schedule of the Harris Corporation Retirement Plan included in this Annual Report (Form 11-K) for the year ended July 3, 2009.

Form S-8	No. 333-75114	Harris Corporation Retirement Plan
/s/ Ernst & Young LLP
Independent Certified Public Accountants
Jacksonville, Florida
November 12, 2009